Exhibit 10.8
VOTING AGREEMENT
     This VOTING AGREEMENT, dated as of May 6, 2009 (this “Agreement”), is by and among CHIESI FARMACEUTICI SPA, a corporation organized under the laws of Italy (“Purchaser”), each of the holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of Cornerstone Therapeutics Inc., a Delaware corporation (the “Company”), listed on Schedule A hereto (collectively, the “Stockholders”), and the Company (solely with respect to Section 2(b)). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Company Stock Purchase Agreement referred to below.
     WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Purchaser and two stockholders of the Company are entering into a stock purchase agreement (the “Initial Stock Purchase Agreement”), dated the same date as this Agreement; and (ii) the Company and Purchaser are entering into a stock purchase agreement (the “Company Stock Purchase Agreement”), also dated the same date as this Agreement;
     WHEREAS, each Stockholder is the record and beneficial owner of the number of shares of the Common Stock (the “Shares”) set forth opposite such Stockholder’s name on Schedule A hereto; such Shares, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with all additional Shares that may be acquired after the date hereof by such Stockholder (beneficially or of record), including Shares issuable upon the exercise of options to purchase Shares (as the same may be adjusted as aforesaid), being also referred to herein as “Shares”; and
     WHEREAS, as a condition to the willingness of Purchaser to enter into the Company Stock Purchase Agreement, Purchaser has required that the Stockholders enter into this Agreement;
     NOW, THEREFORE, in consideration of the foregoing, intending to be legally bound, the parties hereto hereby agree as follows:
     Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
     “Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership.
     “Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

     Section 2. Transfer and Voting Restrictions With Respect to the Shares.
          (a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, each Stockholder shall not, except as the result of the death of such Stockholder or as otherwise permitted by this Agreement, Transfer any of the Shares unless the person to which such Shares are being Transferred shall have executed and delivered a counterpart of this Agreement and agreed pursuant thereto, for the benefit of Purchaser, to hold such Shares subject to all terms and conditions of this Agreement.
          (b) Each Stockholder understands and agrees that if, while this Agreement is in effect, such Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, the Company shall not, and the Stockholder hereby unconditionally and irrevocably instructs the Company to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares or (iii) record such vote, in each case, unless and until such Stockholder shall have complied with the terms of this Agreement.
          (c) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, while this Agreement is in effect, each Stockholder will not commit any act that could restrict or affect such Stockholder’s legal power, authority and right to vote all of the Shares then owned of record or beneficially by such Stockholder or otherwise prevent or disable such Stockholder from performing any of his, her or its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, each Stockholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting such Stockholder’s legal power, authority or right to vote the Shares in favor of the approval of the Company Stock Sale or the Charter Amendment.
     Section 3. Voting of Shares.
          (a) Each Stockholder covenants and agrees that at every meeting of the stockholders of the Company, however called, and at any adjournment or postponement thereof, such Stockholder shall cause its Shares to be counted as present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, shall cause all of the Shares owned by such Stockholder to vote (i) in favor of the approval of the Company Stock Sale, the approval and adoption of the Charter Amendment and all actions in furtherance thereof and contemplated thereby (the “Proposed Transactions”), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transactions, and (iii) against any of the following (to the extent unrelated to the Proposed Transactions): (A) any merger, consolidation or business combination involving the Company or any of its subsidiaries other than the Proposed Transactions; (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries that is prohibited by the Company Stock Purchase Agreement; or (D) any other action that is a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Company Stock Purchase Agreement or of such Stockholder under this Agreement (each of (ii) and (iii), a “Competing Transaction”). Each Stockholder agrees not to commit or agree to take, or permit, any action inconsistent with the foregoing.

          (b) If such Stockholder is the beneficial owner, but not the record holder, of the Shares, such Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).
     Section 4. Grant of Irrevocable Proxy.
          (a) Except as set forth in Section 4(f) hereof, each Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, Purchaser and each of its executive officers and any of them, in their capacities as officers of Purchaser (the “Grantees”), as such Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of such Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Grantees with respect to any proposed adjournments or postponements of any meeting of stockholders at which any of the matters described in Section 3 hereof is to be considered.
          (b) Each Stockholder represents that any proxies heretofore given in respect of the Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.
          (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Company Stock Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the General Corporation Law of the State of Delaware.
          (d) The Grantees may not exercise this irrevocable proxy on any other matter except as provided above. Each Stockholder may vote the Shares on all other matters.
          (e) Purchaser may terminate this proxy with respect to each Stockholder at any time at its sole election by written notice provided to such Stockholder.
          (f) The proxy set forth in this Section 4 shall terminate upon the termination of this Agreement in accordance with Section 7 hereof.
     Section 5. No Solicitation. While this Agreement is in effect, each Stockholder, in his, her or its capacity as a Stockholder, shall not directly or indirectly, (a) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Takeover Proposal or inquiry related to a Takeover Proposal (a “Takeover Inquiry”) or take any action that could reasonably be expected to lead to a Takeover Proposal or Takeover Inquiry, (b) engage in discussions or negotiations with any person with respect to any Takeover Proposal or Takeover Inquiry, (c) approve, endorse or recommend any Takeover Proposal, or (d) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Takeover Proposal.
     Section 6. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to Purchaser that:

          (a) Power, Binding Agreement. Such Stockholder is either (i) an individual with the requisite legal capacity or (ii) an entity with requisite limited liability company or partnership power and authority to make, execute and deliver this Agreement and to perform the transactions contemplated by this Agreement, and to grant the irrevocable proxy as set forth in Section 4. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery of this Agreement by each other party hereto, constitutes legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with its terms. Such Stockholder is the beneficial or record owner of the shares of capital stock of the Company indicated on Schedule A attached to this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances except as provided in this Agreement. Such Stockholder does not beneficially own any securities of the Company other than the shares of capital stock and rights to purchase shares of capital stock of the Company set forth on Schedule A. Such Stockholder agrees to notify Purchaser promptly of any additional shares of capital stock of the Company of which such Stockholder becomes the beneficial owner after the date of this Agreement. If such Stockholder is married and such Stockholder’s Shares constitute community property, this Agreement (including the granting of the irrevocable proxy as provided for in Section 4) has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder’s spouse, enforceable against such person in accordance with its terms.
          (b) Consents; No Conflicts. Neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any encumbrance upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, lease, license, permit, concession, franchise, purchase order, sales order, contract, agreement or other instrument, understanding or obligation, whether written or oral to which such Stockholder is a party or by which such Stockholder (or any of his, her or its assets) is bound or violate any law, judgment, injunction, order, decree, regulation or arrangement applicable to such Stockholder, except in each such case as would not in any material respect impair such Stockholder’s ability to perform their obligations under this Agreement or render inaccurate any of the representations made by such Stockholder herein.
          (c) No Other Agreement or Proxy. As of the date hereof and for so long as this Agreement remains in effect, except for this Agreement or as otherwise permitted by this Agreement, such Stockholder has and will have full legal power, authority and right to vote all of the Shares then owned of record or beneficially by such Stockholder, in favor of the approval and authorization of the Proposed Transactions without the consent or approval of, or any other action on the part of, any other person or entity (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, such Stockholder has not entered into any voting agreement (other than this Agreement) with any person with respect to any of the Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares on any matter (except, in each case, with respect to this Agreement and the Governance Agreement).
     Section 7. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier to occur of (i) the Charter Amendment Approval (as defined in the Company Stock Purchase Agreement) has been obtained and (ii) such date and time as the Company Stock Purchase Agreement shall be terminated pursuant to Article VI thereof (the “Expiration Date”).
     Section 8. Entire Agreement. This Agreement (together with the Company Stock Purchase Agreement and the Confidentiality Agreement) and the exhibits hereto and thereto constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, representations and understandings, written or oral, with respect to the subject matter hereof.
     Section 9. Amendment; Waiver. No amendment, supplement or modification to this Agreement shall be effective unless it is set forth in a written instrument duly executed by each of the parties hereto. Any agreement on the part of a party hereto to any waiver of any term or condition hereof shall be valid only if set forth in a written instrument signed on behalf of such party. Such waiver shall not be deemed to apply to any term or condition other than that which is specified in such waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
     Section 10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR ANY OF THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
     Section 11. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT SITTING IN THE COUNTY OF NEW CASTLE, OR IF SUCH COURT SHALL NOT HAVE PROPER JURISDICTION, OF THE UNITED STATES FEDERAL DISTRICT COURT SITTING IN DELAWARE, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES AND AGREES NOT TO ASSERT ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN OR JURISDICTION THEREOF); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 11 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE.
     Section 12. Counterparts. This Agreement may be executed manually or by facsimile, in any number of counterparts, all of which will constitute one and the same instrument, and will become effective when a counterpart shall have been executed and delivered by each party to the other parties (except that parties that are affiliates need not deliver counterparts to each other in order for this Agreement to be effective).
     Section 13. No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, or to otherwise create any third-party beneficiary hereto.

     Section 14. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
     Section 15. Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of each Stockholder set forth in this Agreement. Each Stockholder accordingly agrees that, in addition to any other remedies that may be available to the Company, as applicable upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity without posting any bond or other undertaking.
     Section 16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as follows: (A) if to the Company, to the address provided in the Company Stock Purchase Agreement, including to the persons designated therein to receive copies, and (B) if to a Stockholder, to such Stockholder’s address shown below such Stockholder’s signature on the signature page hereof.
     Section 17. Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.
     Section 18. Assignment and Successors. Except for any Transfer made in compliance with Section 2(a) hereof, no party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of law or otherwise without the prior written consent of the other parties, except that Purchaser, without obtaining the consent of any other parties hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more of its affiliates. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, including, without limitation, such Stockholder’s estate and heirs upon the death of such Stockholder. Any purported assignment of rights or delegation of performance obligations in violation of this Section 18 shall be null and void.

     IN WITNESS WHEREOF, each party has duly signed this Agreement, all as of the date first written above.

CHIESI FARMACEUTICI SPA
By:	/s/ Alberto Chiesi
	Name:	Alberto Chiesi
	Title:	President

[Signature Page to Voting Agreement (Stockholders)]

/s/ Craig A. Collard
Craig A. Collard

CORNERSTONE BIOPHARMA HOLDINGS, LTD.

By:	/s/ Craig A. Collard

Name: Craig A. Collard
Title: CEO

CAROLINA PHARMACEUTICALS LTD.

By:	/s/ Craig A. Collard

Name: Craig A. Collard
Title: Director
[Signature Page to Voting Agreement (Stockholders)]

/s/ Steven M. Lutz
Steven M. Lutz
LUTZ FAMILY LIMITED PARTNERSHIP
By: STEVEN M. LUTZ, it general partner
/s/ Steven M. Lutz
Steven M. Lutz
[Signature Page to Voting Agreement (Stockholders)]

/s/ David Price
David Price
[Signature Page to Voting Agreement (Stockholders)]

/s/ Josh Franklin
Josh Franklin
[Signature Page to Voting Agreement (Stockholders)]

/s/ Brian Dickson
Brian Dickson
[Signature Page to Voting Agreement (Stockholders)]

/s/ Alan Roberts
Alan Roberts
[Signature Page to Voting Agreement (Stockholders)]

CORNERSTONE THERAPEUTICS INC. (solely with respect to Section 2(b) of this Agreement)
By:	/s/ Craig A. Collard
	Name:	Craig A. Collard
	Title:	CEO

[Signature Page to Voting Agreement (Stockholders)]

SCHEDULE A

Stockholder	No. of Shares Owned
CRAIG A. COLLARD	0
CORNERSTONE BIOPHARMA HOLDINGS, LTD.	3,202,225
CAROLINA PHARMACEUTICALS LTD.	1,443,913
LUTZ FAMILY LIMITED PARTNERSHIP	677,348
STEVEN M. LUTZ	0
BRIAN DICKSON, M.D.	0
DAVID PRICE	325,134
JOSHUA FRANKLIN	0
ALAN ROBERTS	0